Exhibit 99.1

                       NOTICE TO SECTION 16 INSIDERS FROM
                                EFC BANCORP, INC.

         This notice is to inform you that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, you will be unable to trade in EFC Bancorp, Inc. common stock or derivatives during the blackout period when participants in the Elgin Financial Center, SB 401(k) Employee Benefit Plan and Trust (the "Plan") are suspended from directing or diversifying assets in the EFC Bancorp, Inc. Stock Fund to allow the Plan's recordkeeper to process participant merger consideration election forms in connection with the merger of EFC Bancorp, Inc. with and into MAF Bancorp, Inc. This trading restriction does not include gifts.

         The blackout period for Section 16 insiders will begin on December 5, 2005 and will end on January 5, 2006.

         If you have any questions concerning this notice, please contact:

                                      Eric J. Wedeen
                                      EFC Bancorp, Inc.
                                      1695 Larkin Avenue
                                      Elgin, Illinois 60123
                                      Telephone: (847) 622-3166